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                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS
                                       OF
                       YOUTH SERVICES INTERNATIONAL, INC.

                 (AMENDED AND RESTATED AS OF OCTOBER 31, 1997)

                                   ARTICLE I

                                  Stockholders

Section 1.           Annual Meetings.

        The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days' written notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. All annual meetings shall be general meetings.

Section 2.           Special Meetings Called by Chairman, CEO, or Board of
                     Directors.

        At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman, by the CEO or by the Board of Directors. Not less than ten days' nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article
IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3.           Special Meeting Called by Stockholders.

        Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting.

Section 4.           Place of Meetings.

        All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.


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Section 5.           Quorum.

        At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 60 days until a quorum shall attend.

Section 6.           Adjourned Meetings.

        A meeting of stockholders convened on the date for which it was called (or one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further notice to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

Section 7.           Voting.

        At all meetings of stockholders, every stockholder shall be entitled to one vote for each share of stock of the Corporation registered in his or her name upon the books of the Corporation on the date the Board of Directors may fix (as provided in Article VIII, Section 3 of these Bylaws) as the date of record for the determination of stockholders entitled to vote at such meeting. All elections and matters submitted to a vote at meetings of stockholders shall be decided by the vote of the holders of a majority of the votes cast, in person or by proxy, unless a different vote is required by law or by charter, or is provided for in these bylaws. If the officer presiding over the meeting shall so determine, a vote by ballot may be taken upon any matter, and the vote shall be so taken upon the request of the holders of 10% of the stock present and entitled to vote on the matter.

Section 8.           Proxies.

        A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a





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proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 9.           Order of Business.

        Meetings of stockholders shall be presided over by the Chairman or, in his or her absence, by the Vice Chairman of the board or, if neither of those officers is present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of meetings of the stockholders, and in his or her absence, the record of the proceedings shall be kept and authenticated by any other person at the meeting appointed for that purpose by the presiding officer.

        At all meetings of stockholders, any stockholder, present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

        (1)      Organization

        (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

        (3) Submission by Secretary of the Corporation of a list of the stockholders entitled to vote, present in person or by proxy.

        (4) A reading of unapproved minutes of preceding meetings and action thereon.

        (5)      Reports.

        (6) If an annual meeting, or a special meeting called for that purpose, the election of directors.

        (7)      Unfinished business.

        (8)      New business.

        (9)      Adjournment.

Section 10.      List of Stockholders.

        Prior to each meeting of the stockholders, the Secretary shall prepare, as of the record date fixed by the Board of Directors with respect to the meeting, a full and accurate list of all stockholders entitled to vote at the meeting, indicating the number of





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shares held by each.  The Secretary shall be responsible for the production of the list at the meeting.

                                   ARTICLE II

                                   Directors

Section 1.           Powers.

        The property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors. They shall have and exercise in the name of the Corporation and on its behalf all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2.           Number of Directors.

        The number of directors of the Corporation shall be determined by the vote of two-thirds of the entire Board of Directors provided, however, that the number of directors shall not be more than eleven (11) nor less than three (3). The tenure of office of a director may not be affected by any change in the number of directors.

Section 3.           Election.

        Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by a plurality of all the votes cast, in person or by proxy, provided a quorum is present. Directors need not be stockholders. Each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor has been duly elected and qualifies, until his or her death, or until he or she has resigned or has been removed pursuant to the applicable provisions of these by-laws.

Section 4.           Removal.

        At a duly called meeting of the stockholders at which a quorum is present, the stockholders, by vote of the holders of a majority of the votes cast, in person or by proxy, may remove with or without cause any director or directors from office, and may elect a successor or successors to fill any resulting vacancy for the remainder of the term of the director so removed.

Section 5.           Vacancies.

        If any director shall die or resign, or if the stockholders shall remove any director without electing a successor to fill the remaining term, the vacancy may be filled by the





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vote of a majority of the remaining members of the Board of Directors, although the remaining directors may be less than a quorum. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board of Directors as constituted prior to the increase. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meting of stockholders and until his or her successor has been duly elected and qualifies.

Section 6.           Annual Meeting; Regular Meetings; Special Meetings.

        As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of election of officers of the Corporation and for the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may determine by resolution or as may be designated by the Chairman or Vice Chairman of the Board. Special meetings of the Board of Directors may be called at any time by the Chairman, the Vice Chairman or by any three directors. Special meetings of the Board of Directors may be called by the Chairman, by the vice Chairman or by any three directors.

Section 7.           Place of Meetings.

        Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. Members of the Board of Directors may participate in meetings by means of a conference call or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting.

Section 8.           Quorum; Voting.

        A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.





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Section 9.           Presumption of Assent.

        A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting, and such dissent is entered in the minutes of the meeting, or the director files his or her written dissent to the action before the meeting adjourns with the person acting as the secretary of the meeting, or the director forwards his or her written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the secretary of the meeting or the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to make his or her dissent known at the meeting. A director may abstain from voting on any matter coming before the meeting by stating that he or she is so abstaining at the time the vote is taken and by causing his or her abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

Section 10.          Notice of Meetings.

        Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given to each director not less than three days prior to the meeting, and notice of special meetings of the Board of Directors shall be given not less than one day prior to the meeting, in the manner provided in Section 2 of Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours notice shall be given of all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 11.          Rules and Regulations.

        The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Charter.

Section 12.          Compensation.

        The directors may receive a stated salary for their services, and/or fixed sum and expense of attendance may be allowed for attendance at each regular or special meeting. The stated salary and attendance fee, if any, shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.





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Section 13.          Informal Action by the Directors.

        Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all of the directors entitled to vote on the matter and such consent is filed with the minutes of the Board.

Section 14.          Committees of Directors.

        The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee of the Board of Directors shall fix its own rules of procedure, and shall meet as provided by those rules, or by resolution of the Board of Directors, or at the call of the chairman or any two members of the committee. A majority of each entire committee shall constitute a quorum, and in every case the affirmative vote of a majority of the entire committee shall be necessary to take any action. Vacancies in any committee of the Board of Directors shall be filled by the Board of Directors.

                                  ARTICLE III

                                    Officers

Section 1.           In General.

        The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a President and Chief Operating Officer, a Chief Financial Officer and Treasurer and a Secretary. The Board may elect a Vice Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers and other officers as may be chosen by the Board of Directors. Each officer shall be elected by a majority vote of the entire Board and shall hold office only during the pleasure of the Board or until his or her successor is chosen and qualifies. Any two or more of the above offices may be held by the same person, except that the same person cannot serve as both President and Vice President. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as they may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer and Secretary.





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Section 2.           Chairman of the Board.

        The Chairman of the Board (the "Chairman") shall preside at all meetings of the stockholders and of the Board of Directors at which he or she shall be present. The Chairman also shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman must be a member of the Board of Directors.

Section 3.           Vice-Chairman of the Board.

        In the absence of the Chairman, the Vice Chairman of the Board (the "Vice Chairman") shall preside at meetings of stockholders and of the Board of Directors. The Vice Chairman also shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Chairman. The Vice Chairman must be a member of the Board of Directors.

Section 4.           Chief Executive Officer.

        The Chief Executive Officer ("CEO") shall have the responsibility for the general supervision and direction of the affairs of the Corporation and shall perform such other duties as may be assigned by the Board of Directors. The CEO shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments and the authority on the Corporation's behalf to endorse securities owned by the Corporation.

Section 5.           President and Chief Operating Officer.

        The President and Chief Operating Officer ("President") shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments and shall have the responsibility for the Corporation's continued growth and development of the juvenile justice, behavioral health and managed cared programs. The President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer, and shall perform such other duties as may be prescribed by the Board of Directors or the CEO.

Section 6.           Chief Financial Officer and Treasurer.

        The Chief Financial Officer and Treasurer ("CFO") shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments and shall have the responsibility for the active financial management of the Corporation. The CFO shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer, and shall perform such other duties as the Board or the CEO may direct.





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Section 7.           Vice Presidents.

        Each Vice President shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all contracts or other obligations in the name of the Corporation in the ordinary course of business, and with the Secretary, or with the Treasurer, or with an Assistant Secretary, or with an Assistant Treasurer, may sign certificates of stock of the Corporation. At the request of the President or in his or her absence or during his or her inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors, by the CEO or by the President.

Section 8.           Secretary.

        The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors, the CEO or the President.

Section 9.           Compensation; Removal; Vacancies.

        The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors, by vote of a majority of the entire Board, shall have the power at any regular or special meeting to remove any officer, if in the judgment of the Board the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have the power to fill a vacancy occurring in any office for the unexpired portion of the term.





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Section 10.          Substitutes.

        The Board of Directors may from time to time in the absence of any one of the officers or at any other time, designate any other person or persons, on behalf of the Corporation to sign any contract, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

                                   ARTICLE IV

                                  Resignation

        Any director or officer may resign the office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V

                             Commercial Paper, Etc.

        All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers: the Chairman, the CEO, the President, or the CFO, or by such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                  Fiscal Year

        The fiscal year of the Corporation shall be a 12 month period, ending December 31 of each and every year.

                                  ARTICLE VII

                                      Seal

        The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the





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right and power to attest to the corporate seal.  In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the authorized officer of the Corporation.

                                  ARTICLE VIII

                                     Stock

Section 1.           Issue.

        Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chairman, the CEO or the President and countersigned by the Secretary or any Assistant Secretary or the CFO, the Treasurer or any Assistant Treasurer, and sealed with the seal of the Corporation. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

Section 2.           Transfers.

        The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3.           Record Dates for Dividends and Stockholders' Meeting.

        The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.





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Section 4.           New Certificates.

        In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE IX

                                     Notice

Section 1.           Notice to Stockholders.

        Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by delivery to the stockholder's residence or usual place of business, or by mailing it, postage prepaid, and addressed at the address as it appears on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2.           Notice to Directors and Officers.

        Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telegram, cablegram or radiogram, addressed to such director or officer at the address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at the address as it appears on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice, and 48 hours after the time when such notice shall be mailed shall be deemed to be the time of the giving of such notice by mail.

Section 3.           Waiver of Notice.

        Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.





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                                   ARTICLE X

                     Stockholder Distributions and Finance

Section 1.           Distributions.

        Subject to any conditions and limitations of the charter or law, the Board of Directors may in its discretion determine what, if any, distributions shall be made to the stockholders of the Corporation, the date when such distributions shall be made, and the date for the determination of holders of record to whom such distributions shall be made.

Section 2.           Depositories.

        The Board of Directors from time to time shall designate one or more banks or trust companies as depositories of the Corporation and shall designate those officers and agents who shall have authority to deposit corporate funds in such depositories. It shall also designate those officers and agents who shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited upon checks, drafts, or orders for the payment of money, notices and other evidences of indebtedness, drawn against the account and issued in the name of the Corporation. Any such designations by the Board of Directors may be either general or specific. The signatures of such officers or agents may be made by manual or facsimile signature. No check or order for the payment of money shall be invalidated because a person whose signature appears on such check or order has ceased to be an officer or agent of the Corporation prior to the time of payment of such check or order by any such depository.

Section 3.           Corporate Obligations.

        No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be either general or specific. Unless the authorizing resolution shall provide otherwise, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the Chairman, the CEO President, a Vice President, the Secretary or the Treasurer.

                                   ARTICLE XI

                               Books and Records

Section 1.           Books and Records.

        The Corporation shall maintain a stock ledger that shall contain the name and address of each stockholder and the number of shares of stock of the Corporation which





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the stockholder holds.  The ledger shall be kept at the principal offices of the Corporation. All other books, accounts and records of the Corporation, including the original or a certified copy of these bylaws, the minutes of all stockholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall also be kept and maintained by the Secretary at the principal offices of the Corporation.

Section 2.           Inspection Rights.

        Except as otherwise provided by law or by charter, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation, or any of them, shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, document or record of the Corporation, except as conferred by law, by charter, or by resolution of the Board of Directors.

                                  ARTICLE XII

                                Indemnification

        To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, agents and employees and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities.

                                  ARTICLE XIII

                                   Amendments

        These Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose.





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